PEPCO HOLDINGS, INC.

(a Delaware corporation)

14,000,000 Shares of Common Stock

PURCHASE AGREEMENT

Dated:  November 5, 2008

i

(k)	Use of Proceeds	14
(l)	Listing	14
(m)	Restriction on Sale of Securities	14
SECTION 4.	Payment of Expenses	14
(a)	Expenses Payable by the Company	14
(b)	Expenses Payable by the Underwriters	15
(c)	Expenses Upon Termination	15
SECTION 5.	Conditions of Underwriters’ Obligations; Termination of Agreement	15
(a)	Conditions	15
(i)	No Stop Order; Commission Filings	15
(ii)	Opinions of Counsel for Company	15
(iii	Opinion of Counsel for the Underwriters	15
(iv)	No Material Adverse Change; Officers’ Certificate	16
(v)	Accountant’s Comfort Letter	16
(vi)	Bring-down Comfort Letter	16
(vii)	Approval of Listing	16
(viii)	Lock-up Agreements	16
(ix)	Conditions to Purchase of Option Securities	16
(x)	Additional Documents	17
(b)	Termination of Agreement	17
SECTION 6.	Indemnification	17
(a)	Indemnification of Underwriters	17
(b)	Indemnification of Company, Directors and Officers	18
(c)	Actions against Parties; Notification	18
SECTION 7.	Contribution	19
SECTION 8.	Representations, Warranties and Agreements to Survive	20
SECTION 9.	Termination of Agreement	20
(a)	Termination; General	20
(b)	Liabilities	20
SECTION 10.	Default by One or More of the Underwriters	20
SECTION 11.	Notices	21
SECTION 12.	Parties in Interest	21
SECTION 13.	No Advisory or Fiduciary Relationship	22
SECTION 14.	Governing Law and Time	22
SECTION 15.	Counterparts	22
SECTION 16.	Entire Agreement	22
SECTION 17.	Effects of Headings	22

ii

SCHEDULES
Schedule A -	List of Underwriters	Sch A-1
Schedule B -	Issuer Free Writing Prospectuses	Sch B-1
Schedule C -	List of Designated Subsidiaries	Sch C-1
Schedule D -	List of Persons to Execute Lock-Up Agreements	Sch D-1

EXHIBITS
Exhibit A -	Form of Opinion of Kirk J. Emge, Esq	A-1
Exhibit B -	Form of Opinion of Covington & Burling LLP	B-1
Exhibit C -	Form of Lock-Up Agreement	C-1

  iii

PEPCO HOLDINGS, INC.

(a Delaware corporation)

14,000,000 Shares of Common Stock

PURCHASE AGREEMENT

November 5, 2008

 Morgan Stanley & Co. Incorporated
 1585 Broadway
 New York, New York 10036

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

As Representatives of the Several Underwriters

 Ladies and Gentlemen:

Pepco Holdings, Inc., a Delaware corporation (the “Company”) confirms its agreement (the “Agreement”) with Morgan Stanley & Co. Incorporated (“Morgan Stanley”), Credit Suisse Securities (USA) LLC (“Credit Suisse”) and J.P. Morgan Securities Inc. (“JPMorgan”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Morgan Stanley, Credit Suisse and JPMorgan are acting as representatives (in such capacity, the “Representatives”) with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) set forth in Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 2,100,000 additional shares of Common Stock to cover over-allotments, if any.  The 14,000,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 2,100,000 shares of Common Stock subject to the option set forth in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities”.

The Company understands that the Underwriters propose to make a public offering of the Securities promptly after this Agreement has been executed and delivered.

On August 24, 2007, the Company filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-145691), for the registration of securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the offer and sale thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”).

When used in this Agreement, the following terms have the specified meanings:

“Applicable Time” means 6:45 P.M. (Eastern time), on November 5, 2008.

“Base Prospectus” means the base prospectus relating to the Securities filed as part of the Registration Statement, in the form in which it has been most recently filed with the Commission prior to the date of this Agreement.

“Disclosure Package” means, collectively, (i) the Pricing Prospectus, (ii) the information with respect to the number of Initial Securities, the maximum number of Option Securities, the price per share to be paid to the Company for the Securities and the initial public offering price per share of the Initial Securities and (iii) each General Use Free Writing Prospectus listed on Schedule B.

“Effective Time” means the date and time of the effectiveness of the Registration Statement for purposes of paragraph (f)(2) of Rule 430B of the 1933 Act Regulations, as applied to the Underwriters.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified on Schedule B.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined by Rule 433 of the 1933 Act Regulations (“Rule 433”)) with respect to the Securities.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, as evidenced by its being so specified on Schedule B.

“Preliminary Prospectus” means either (i) the Base Prospectus or (ii) the Base Prospectus as supplemented by a preliminary prospectus supplement provided by the Company to the Underwriters for use in connection with the offering of the Securities, in either case as filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”).

“Pricing Prospectus” means the Preliminary Prospectus in the form most recently provided to the Underwriters for use in connection with the offering of the Securities prior to the Applicable Time.

“Prospectus” means the Base Prospectus as supplemented by the final prospectus supplement relating to the offer and sale of the Securities, as filed with the Commission pursuant to Rule 424(b).

“Registration Statement” means, as of any particular time, the Company’s registration statement on Form S-3 (No. 333-145691), referred to above, including (a) any amendments thereto at such time, (b) the exhibits and schedules thereto at such time and (c) any prospectus filed with the Commission pursuant to Rule 424(b) that, in accordance with Rule 430B of the 1933 Act Regulations (“Rule 430B”), is deemed to be a part thereof.

The foregoing definitions are subject to the following qualifications:

(a)           all references in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus or to any of the financial statements, schedules or other information that is “contained”, “included” or “stated” (or other words of like import) therein shall be deemed to include the information contained in  documents filed with the Commission under the Securities Exchange Act of 1934, as amended (the “1934 Act”), that are incorporated, or deemed incorporated, therein by reference pursuant to Item 12 of Form S-3 under the 1933 Act, to the extent such information has not been superseded or modified in accordance with Rule 412 under the 1933 Act (as qualified by Rule 430B(g) of the 1933 Act Regulations) and (i) in the case of references to the “Registration Statement” are filed with the Commission at or prior to the Effective Time and (ii) in the case of references to any “Preliminary Prospectus” or the “Prospectus” are filed with the Commission at or prior to the date thereof;

(b)           all references in this Agreement to an amendment to the Registration Statement shall be deemed to include any document filed under the 1934 Act subsequent to the Effective Time that is deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act;

(c)           all references in this Agreement to an amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to include any document filed under the 1934 Act subsequent to the date thereof that is deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; and

(d)           all references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

           SECTION 1.       Representations and Warranties.

           (a)           Representations and Warranties of  the Company.  The Company represents and warrants to each Underwriter on the date of this Agreement, at the Applicable Time, at the Closing Time (as hereinafter defined) and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, as follows:

(i)	Compliance with Securities Law Requirements.

(A)           Well-Known Seasoned Issuer Status. At the time the Registration Statement was filed with the Commission, the Company was a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations.

(B)           Eligibility to Use Form S-3.  At the time the Registration Statement was filed with the Commission, the Company met the requirements for use of Form S-3 under the 1933 Act.

(C)           Status and Content of the Registration Statement. The Registration Statement became effective automatically upon the filing thereof with the Commission under the 1933 Act on August 24, 2007.  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted by the Commission or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement has been complied with.  At the time the Registration Statement became effective, at the time of each amendment, if any, to the Registration Statement for purposes of complying with Section 10(a)(3) of the 1933 Act and at the Effective Time, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  At the Effective Time, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(D)           Status and Content of the Preliminary Prospectus.  Each Preliminary Prospectus, as of its date and at the time it was filed with the Commission, conformed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each Preliminary Prospectus delivered to the Underwriters in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR (except that the registration fee table has been deleted from the cover thereof), except to the extent permitted by Regulation S-T.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

(E)           Issuer Free Writing Prospectuses.  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations.  Each General Use Issuer Free Writing Prospectus, at the time it was filed with the Commission pursuant to Rule 433, and each Limited Use Issuer Free Writing Prospectus, at the time it was presented to prospective investors, (i) did not include any information that conflicts with (A) information contained in the Registration Statement, including any prospectus or prospectus supplement that is part of the Registration Statement, and not superseded or modified, or (B) information contained in the Company’s periodic and current reports filed with the Commission pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated or deemed incorporated by reference in the Registration Statement, and not superseded or modified, and (ii) complied in all other respects with the requirements of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164).  No order preventing or suspending the use of any Issuer Free Writing Prospectus has been issued by the Commission.

(F)           Content of the Disclosure Package.  The Disclosure Package, and the Disclosure Package considered together with any Limited Use Issuer Free Writing Prospectus, at the Applicable Time, did not, and, at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery (as hereinafter defined)), will not, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(G)           Status and Content of the Prospectus.  The Prospectus, as of its date, at the time it is filed with the Commission and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), will conform in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus delivered to the Underwriters in connection with the offering of the Securities will be identical to the copy thereof filed electronically with the Commission pursuant to EDGAR (except that the registration fee table will be deleted from the cover thereof), except to the extent permitted by Regulation S-T.

(H)           Description and Filing of Contracts and Documents.  All contracts or documents that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement have been so described and filed as required.

The representations and warranties in this subsection (a) shall not apply to any statements in or omissions from the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use therein.

           (ii)           Incorporated Documents.  The documents incorporated or deemed incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply, as applicable, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when filed did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Without limiting the generality of the foregoing, the information included in the Company’s Proxy Statement for the 2008 Annual Meeting in response to Item 402 of Regulation S-K under the 1934 Act and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, complied in all material respects with the requirements of Item 402 and was true and correct in all material respects as of the date of the Proxy Statement.

(iii)           Independent Accountants.  The accountants who audited the consolidated financial statements and financial statement schedules included in the Registration Statement, the Disclosure Package and the Prospectus are independent registered public accountants within the meaning of Regulation S-X of the Commission.

(iv)           Financial Statements.  The consolidated financial statements, together with the respective schedules and notes relating thereto, included in the Registration Statement, the Disclosure Package and the Prospectus, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  Any pro forma financial information included in the Registration Statement, the Disclosure Package or the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  The financial statements and other financial data included in the Registration Statement, each Preliminary Prospectus and the Prospectus comply in all material respects with the requirements of paragraph (e) of Item 10 of Regulation S-K.

(v)           No Material Adverse Change in Business.  Since the date of the latest audited balance sheet included in the Disclosure Package and the Prospectus and except as disclosed therein, there has been no material adverse change in the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (any such change, a “Material Adverse Change”).

(vi)           Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (any such effect, a “Material Adverse Effect”).

(vii)           Subsidiaries of the Company.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X), each of which is listed on Schedule C hereto, and each additional subsidiary listed on Schedule C hereto (together with the significant subsidiaries, each, a “Designated Subsidiary” and, collectively, the “Designated Subsidiaries”), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for preferred stock, is owned by the Company, directly or through subsidiaries.  All capital stock of each Designated Subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Designated Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Designated Subsidiary.

(viii)        Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus (except for any issuances subsequent to the date of the latest balance sheet included in the Registration Statement, the Disclosure Package and the Prospectus pursuant to reservations, employee benefit plans, non-employee director plans and shareholder plans of the Company and its subsidiaries, which reservations or plans are referred to in the Registration Statement, the Disclosure Package and the Prospectus).  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix)           Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(x)           Authorization and Description of Securities.  The Securities have been duly authorized by the Company and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the description of the Common Stock contained in the Registration Statement, the Disclosure Package and the Prospectus is accurate in all material respects; no holder of the Securities will be subject to personal liability in respect of liabilities of the Company solely by reason of being a holder of the Securities; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xi)           Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its respective certificate or articles of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults as have not resulted, and are not reasonably expected to result, in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the Disclosure Package and the Prospectus) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xii)           Absence of Labor Disputes.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, could reasonably be expected to result in a Material Adverse Effect.

(xiii)           Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, that (A) is required to be disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus and is not disclosed as required, (B) could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or (C) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, could reasonably be expected to result in a Material Adverse Effect.  The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject that are not described in the Pricing Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xiv)           Absence of Further Requirements.  All filings with, and authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees of, any court or governmental authority or agency that are necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement have been obtained, except such as may be required under the 1933 Act or the 1933 Act Regulations or under state securities laws, and the Company has complied with all terms and conditions contained in such authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees as have been obtained.

(xv)           Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and are in compliance with the terms and conditions of all such Governmental Licenses, except (a) as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or (b) where the failure so to possess any such Governmental License or to comply therewith would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, the revocation or modification of which would, singly or in the aggregate, result in a Material Adverse Effect.

(xvi)           Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries.

(xvii)            Leases.  All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any claim of any sort asserted by anyone adverse to the rights of the Company or such subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, that, if the subject of an adverse decision, ruling or finding, would have a Material Adverse Effect.

(xviii)           Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xix)           Environmental Laws.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending, or to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

(xx)           Internal Controls.  (A)  The Company has established and maintains the following:

(I)            a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the 1934 Act (the “Accounting Controls”);

(II)            “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the 1934 Act (the “Disclosure Controls”); and

(III)            “internal control over financial reporting” as such term is defined in Rule 13a-15(f) under the 1934 Act (the “Reporting Controls” and, together with the Accounting Controls and the Disclosure Controls, the “Internal Controls”);

(B)           The Internal Controls are evaluated by the Company periodically as appropriate and, in any event, as required by law;

(C)           Based on the most recent evaluations of the Accounting Controls, the Accounting Controls perform the functions for which they were established in all material respects;

(D)           As of the most recent date as of which the effectiveness of the design and operation of the Disclosure Controls were evaluated by the Company, the Disclosure Controls were effective to provide reasonable assurance that material information relating to the Company and its subsidiaries that is required to be disclosed in reports filed with, or submitted to, the Commission under the 1934 Act (I) is recorded, processed, summarized and reported within the time periods specified by the Commission rules and forms and (II) is accumulated and communicated to management, including its chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure;

(E)           As of December 31, 2007 (the most recent date as of which the Reporting Controls were evaluated by the Company), the Reporting Controls were effective based on criteria established in Internal Control -- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission; and

(F)           Since the respective dates as of which the Internal Controls were last evaluated, nothing has come to the attention of the Company that has caused the Company to conclude that (I) the Accounting Controls do not perform the functions for which they were established in all material respects or (II) the Disclosure Controls or the Reporting Controls are not effective (within the meaning of the evaluation standards identified above).

           (xxi)           Compliance with Sarbanes Oxley.  The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the New York Stock Exchange that have been adopted thereunder, all to the extent that such Act and such rules and regulations are in effect and applicable to the Company.

           (b)           Officer’s Certificates.  Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters in connection with the offer and sale of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

           SECTION 2.       Sale and Delivery to Underwriters; Closing; Covenants of the Underwriters.

           (a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share of $15.88125, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to 2,100,000 additional shares of Common Stock at the price per share set forth in subsection (a) of this Section; provided, however, that the purchase price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, plus any additional number of Option Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c)           Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Covington & Burling LLP at 1201 Pennsylvania Avenue, NW, Washington, DC 20004, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the fourth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are to be purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Any or all of the Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)           Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.  Subject to the provisions of subsection (e) below, the certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in Washington D.C. not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

(e)           Delivery of Global Securities.  In lieu of the delivery to the Underwriters of certificates representing the Securities at the Closing Time and on each Date of Delivery, as contemplated above, the Company, with the approval of the Representatives, may deliver one or more global Securities to a custodian for The Depository Trust Company (“DTC”), to be held by DTC initially for the accounts of the several Underwriters.

(f)           Notice of Completion.  Promptly after the completion of the distribution of the Securities by the Underwriters, the Representatives shall deliver to the Company a notice in writing confirming the completion of the distribution (the “Notice of Completion”).

(g)           Use of Free Writing Prospectuses.  Each Underwriter, severally and not jointly, represents and agrees that it has not made and, without the prior written consent of the Company and the Representatives, will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) that the Company would be required to file with the Commission under Rule 433.

SECTION 3.       Covenants of the Company.

           (a)           Preparation and Filing of the Prospectus.  The Company will prepare the Prospectus and, after affording the Representatives the opportunity to comment thereon, file the Prospectus with the Commission in accordance with Rule 424(b) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement.

(b)           Review of Amendments and Supplements.  The Company will not amend the Registration Statement, or amend or supplement the Prospectus, prior to the delivery of the Notice of Completion without providing notice to the Representatives at least 24 hours, or such shorter period as is reasonably required by the circumstances, prior to the filing thereof with the Commission.  Except in the case of any such amendment or supplement to be made by the filing under the 1934 Act of a document that will be incorporated by reference in the Registration Statement or the Prospectus that would be made by the Company irrespective of the offer and sale of the Securities, the Company will not effect such amendment or supplement without the consent of the Representatives on behalf of the Underwriters, such consent not to be unreasonably withheld or delayed.  Neither the consent of the Representatives, nor the delivery of any such amendment or supplement by any Underwriter, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

Prior to the delivery of the Notice of Completion, the Company will notify the Representatives immediately, and confirm such notice in writing, when any post-effective amendment to the Registration Statement shall have been filed or shall become effective and when any supplement to the Prospectus or any amended Prospectus shall have been filed.

(c)           Free Writing Prospectuses.  Other than any Issuer Free Writing Prospectus listed on Schedule B, the Company has not made and, without the consent of the Representatives on behalf of the Underwriters, will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined by Rule 405, including an Issuer Free Writing Prospectus.

(d)           Notification of Commission Comments and Orders, Etc.  The Company will notify the Representatives of (i) the receipt of any comments from the Commission with respect to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, including any request by the Commission for any amendment, supplement or additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or the initiation or threatening of any proceeding for such purpose.  The Company will make every reasonable effort to prevent the issuance of any stop order and, in the event of any stop order, to obtain the lifting thereof as soon as possible.

(e)           Delivery of Registration Statements.  The Company will deliver to each of the Representatives and to counsel for the Underwriters, upon request and without charge, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including, in each case, all exhibits filed therewith or incorporated by reference).  Such copies of the Registration Statement and amendments thereto so furnished to the Representatives will be identical to the copies thereof filed electronically with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)           Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of any Preliminary Prospectus and any Issuer Free Writing Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies by the Underwriters for purposes of the offer and sale of the Securities in a manner consistent with the 1933 Act and the 1933 Act Regulations.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required to be delivered under the 1933 Act, such number of copies of the Prospectus (and any supplements thereto and amendments thereof) as such Underwriter may reasonably request.  Such copies of the Prospectus (and supplements thereto and amendments thereof) so furnished to the Underwriters will be identical to the copies thereof filed electronically with the Commission pursuant to EDGAR (except that the registration fee table will be deleted from the cover thereof), except to the extent permitted by Regulation S-T.

(g)           Continued Compliance with Securities Laws.  (i)  Until the Notice of Completion has been delivered, the Company will file all reports and other documents that it is required to file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations and will otherwise comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus.

(ii)           The Company will notify the Representatives promptly if, prior to the delivery of the Notice of Completion, (A) any filing is made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction or (B) any material change occurs in or affecting the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries considered as one enterprise that (I) is not disclosed in the Registration Statement or the Prospectus or (II) makes any statement in the Registration Statement or the Prospectus false or misleading.

(iii)           Upon any notification pursuant to clause (ii)(B) above, or if prior to delivery of the Notice of Completion any event shall occur as a result of which it is necessary, in the reasonable judgment of the Company or of the Representatives, (A) to amend the Registration Statement in order that it shall not, as of the Effective Time, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading or otherwise to comply with the requirements of the 1933 Act or the 1933 Act Regulations or (B) to amend the Prospectus in order that it shall not, as of the time it (or, in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered to purchasers, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading or otherwise to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to each Underwriter such number of copies of such amendment or supplement as such Underwriter may reasonably request.

           (h)           Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to take such action, if any, as may be required to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect as long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  The Company will notify the Representatives of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will make every reasonable effort to prevent any such suspension and, in the event of any such suspension, to obtain the lifting thereof as soon as possible.

           (i)           Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act and Rule 158 thereunder.

           (j)           Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

           (k)           Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.

           (l)            Listing.  The Company will use its commercially reasonable efforts to effect the listing of the Securities  on the New York Stock Exchange.

           (m)           Restriction on Sale of Securities.  During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock), or file any registration statement under the 1933 Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly disclose the intention to make any such offer, sale, pledge, disposition or filing.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company or any of its subsidiaries, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or stockholder dividend reinvestment and stock purchase plan, (E) shares of Common Stock issued in connection with any business combination entered into by the Company or any of its subsidiaries, or (F) the filing of any registration statement under the 1933 Act with respect to any shares of Common Stock described in clauses (A) through (E).

           SECTION 4.     Payment of Expenses.

           (a)           Expenses Payable by the Company.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii)  the preparation, issuance and delivery of the certificate or certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees (not to exceed $5,000) and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of any Blue Sky survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

(b)           Expenses Payable by the Underwriters.  Except as provided in subsection (a)(v) above and subsection (c) below, the Underwriters will pay all of their out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including the fees and disbursements of counsel for the Underwriters.

(c)           Expenses Upon Termination.  If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including the reasonable fees and disbursements of counsel for the Underwriters.

           SECTION 5.     Conditions of Underwriters’ Obligations; Termination of Agreement.

           (a)           Conditions.  The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date of this Agreement, as of the Applicable Time and as of the Closing Time, of the representations and warranties of the Company contained in Section 1 hereof and in all certificates of officers of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder to be performed at or prior to the Closing Time, and to the following further conditions:

           (i)           No Stop Order; Commission Filings.  At the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to use of the automatic shelf registration statement form, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  The Prospectus shall have been filed with the Commission in accordance with Rule 424(b).  Any material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission in accordance with the applicable time periods prescribed for such filings under Rule 433.

(ii)           Opinions of Counsel for Company.  At the Closing Time, the Representatives shall have received the opinions, dated the date of the Closing Time, of Kirk J. Emge, Esq., Senior Vice President and General Counsel of the Company, substantially in the form of Exhibit A hereto, and Covington & Burling LLP, counsel for the Company, substantially in the form of Exhibits B hereto, together with signed or reproduced copies thereof for each of the other Underwriters.

(iii)           Opinion of Counsel for the Underwriters.  At the Closing Time, the Representatives shall have received the opinion, dated the date of the Closing Time, of Dewey & LeBoeuf LLP, counsel for the Underwriters, as to such matters as the Underwriters shall reasonably request, together with signed or reproduced copies thereof for each of the other Underwriters.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United

States and the General Corporation Law of the State of Delaware, upon the opinions of counsel to the Company.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(iv)           No Material Adverse Change; Officers’ Certificate.  At the Closing Time, (A) there shall not have been (I) since the date of the latest audited balance sheet included in the Disclosure Package and except as disclosed therein or (II) since the Applicable Time, any Material Adverse Change or any development reasonably likely to result in a Material Adverse Change and (B) the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated the date of the Closing Time, to the effect that (I) there has been no such Material Adverse Change or any such development, (II) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (III) the Company has complied with all agreements and satisfied all conditions on its part required by this Agreement to be performed or satisfied at or prior to the Closing Time, and (IV) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the signers, contemplated by the Commission.

(v)           Accountant’s Comfort Letter.  On the date of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of, and certain financial information relating to, the Company contained in the Registration Statement and the Prospectus.

(vi)           Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated the date of the Closing Time, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that such firm reaffirms the statements made in the letter furnished pursuant to clause (v) above, except that the specified date referred to therein shall be a date not more than three business days prior to the Closing Time.

(vii)           Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(viii)           Lock-up Agreements.  At the Closing Time, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

(ix)           Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise the option set forth in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries delivered pursuant to the provisions hereunder shall be true and correct as of each Date of Delivery, the conditions set forth in clauses (i) and (iv)(A) above shall be and remain satisfied on and as of such Date of Delivery and, at such Date of Delivery, the Representatives shall have received:

(A)           Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to clause (iv) above remains true and correct as of such Date of Delivery.

(B)           Opinions of Counsel for Company.  The opinions of Kirk J. Emge, Esq. and Covington & Burling LLP in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by clause (ii) above.

(C)           Opinion of Counsel for Underwriters.  The opinion of Dewey & LeBoeuf LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by clause (iii) above.

(D)           Bring-down Comfort Letter.  A letter from PricewaterhouseCoopers LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to clause (v) above, except that the “specified date” referred to therein shall be a date not more than three business days prior to such Date of Delivery.

           (x)           Additional Documents.  At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such additional documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

           (b)           Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on any Date of Delivery, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.    Indemnification.

           (a)           Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission, or any alleged untrue statement or omission in either case of the nature described in clause (i) above; provided that any such settlement is effected with the written consent of the Company; and

(iii)           against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

           (b)           Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

           (c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a), counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b), counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 6 or contribution could be sought under Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

           SECTION 7.     Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by any Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several (and not joint) in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto.

           SECTION 8.      Representations, Warranties and Agreements to Survive.

All of the respective representations, warranties and agreements of the Company and the Underwriters contained in this Agreement, or in certificates of officers of the Company delivered pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person of any Underwriter, or by or on behalf of the Company, or any director, officer or controlling person of the Company, and shall survive delivery of and payment for the Securities.

           SECTION 9.      Termination of Agreement.

           (a)           Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, or at any time after the Closing Time and at or prior to any Date of Delivery, (i) if there has been (A) since the date of the latest audited balance sheet included in the Disclosure Package and except as disclosed therein or (B) since the Applicable Time, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to offer, sell or deliver the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the NYSE Alternext U.S. or in the NASDAQ Global Market or the NASDAQ Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of such exchanges or Nasdaq Stock Market, Inc. with respect to such markets or by order of the Commission or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof; and provided, further, that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

           SECTION 10.    Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at Closing Time or at any Date of Delivery to purchase the Securities which it or they are then obligated to purchase under this Agreement (the

“Defaulted Securities”), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters approved by the Company, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth.  If, however, the non-defaulting Underwriters shall not have completed such arrangements within such 24 hour period, then:

(i)           if the number of Defaulted Securities does not exceed 10% of the aggregate number of Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non defaulting Underwriters, or

(ii)           if the number of Defaulted Securities exceeds 10% of the aggregate number of Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect with respect to any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding seven days (but, in the case of a Date of Delivery, not beyond the 30th day after the date of this Agreement) in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.  As used in this Agreement, the term “Underwriter” includes any person substituted for a defaulting Underwriter under this Section 10.

SECTION 11.   Notices.

All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if received by mail or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, attention of ECMS Desk (facsimile 212-507-4189), Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, attention of IBD Legal (facsimile (212) 325-4296) and J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172, attention of Equity Syndicate Desk and notices to the Company shall be directed to it at 701 Ninth Street, N.W., Washington, D.C. 20068, attention of Treasurer.

           SECTION 12.   Parties in Interest.

This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

           SECTION 14.   Governing Law and Time.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.  Specified times of day refer to New York City time.

           SECTION 15.   Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

           SECTION 16.   Entire Agreement.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter of this Agreement.

           SECTION 17.   Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,
Pepco Holdings, Inc. By: /s/ P. H. BARRY
Name: P. H. Barry Title: Senior Vice President and Chief Financial Officer
Confirmed And Accepted, as of the date first above written: Morgan Stanley & Co. Incorporated By: /s/ KENNETH G. POTT
Name: Kenneth G. Pott Title: Managing Director
Credit Suisse Securities (USA) LLC By:: /s/ JOHN COGAN
Name: John Cogan Title: Director
J.P. Morgan Securities Inc. By:: /s/ LEE STETTNER
Name: Lee Stettner Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Morgan Stanley & Co. Incorporated	4,060,000
Credit Suisse Securities (USA) LLC	3,360,000
J.P. Morgan Securities Inc.	3,360,000
Banc of America Securities LLC	1,610,000
Wachovia Capital Markets, LLC	1,610,000

Total	14,000,000

Sch A-1

SCHEDULE B

Issuer Free Writing Prospectuses

 General Use Issuer Free Writing Prospectuses (intended for general distribution)

 1.           Press Release dated November 5, 2008

 Limited Use Issuer Free Writing Prospectuses (not intended for general distribution)

 1.           Electronic Roadshow, dated November 2008

Sch B-1

SCHEDULE C

List of Designated Subsidiaries

 Atlantic City Electric Company
 Delmarva Power & Light Company
 Potomac Electric Power Company
 Conectiv
 Conectiv Delmarva Generation, Inc.
 Conectiv Energy Holding Company
 Conectiv Energy Supply Inc.
 Pepco Energy Services, Inc.
 Potomac Capital Investment Corporation

Sch C-1

SCHEDULE D

List of Persons to Execute Lock-Up Agreements

Paul H. Barry
Anthony J. Kamerick
Joseph M. Rigby
William T. Torgersen
Dennis R. Wraase

Sch D-1

Exhibit A

Form of Opinion of Kirk J. Emge, Esq.

[LETTERHEAD OF PHI]

November 12, 2008

 Morgan Stanley & Co. Incorporated
 1585 Broadway
 New York, New York 10036

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

As Representatives of the Several Underwriters

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of Pepco Holdings, Inc., a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the issuance and sale by the Company of 14,000,000 shares (the “Securities”) of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Purchase Agreement, dated November 5, 2008 (the “Purchase Agreement”), among the Company and the Underwriters (as defined in the Purchase Agreement).  This opinion is being delivered to you in accordance with Section 5(a)(ii) of the Purchase Agreement.  Unless otherwise defined herein, capitalized terms used herein have the respective meanings provided in the Purchase Agreement.

In connection with rendering the opinions set forth herein, I, or my representatives, have reviewed:

(i)           the Purchase Agreement;

(ii)           the Registration Statement on Form S-3, Registration No. 333-145691, filed with the Securities and Exchange Commission (the “Commission”) on August 24, 2007 (the “Registration Statement”), registering, inter alia, the Securities for sale under the Securities Act of 1933, as amended (the “1933 Act”);

(iii)           the preliminary prospectus, consisting of the prospectus, dated August 24, 2007 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement, dated November 5, 2008, with respect to the offer and sale of the Securities, filed with the Commission on November 5, 2008, pursuant to Rule 424(b) under the 1933 Act (the “Pricing Prospectus”);

(iv)           the issuer free writing prospectus, dated November 5, 2008, filed with the Commission on November 5, 2008, pursuant to Rule 433(d) under the 1933 Act (the “FWP”);

(v)           the information with respect to the price per share to be paid by the Underwriters for the Initial Securities and the Option Securities pursuant to the Purchase Agreement (such information, together with the FWP and the Pricing Prospectus, the “Disclosure Package”);

(vi)           the final prospectus, consisting of the Base Prospectus, as supplemented by a final prospectus supplement, dated November 5, 2008, with respect to the offer and sale of the Securities, filed with the Commission on November 6, 2008, pursuant to Rule 424(b) under the 1933 Act (the “Prospectus”); and

(vii)           a copy of Certificate of Stock No. [  ] representing the Securities.

I, or my representatives, also have examined or caused to be examined originals, or copies that have been certified or otherwise identified to my or their satisfaction as being true copies, of such other instruments, certificates and other documents or records as I or they have deemed necessary or appropriate to enable me to render the opinions set forth below.  In my or my representatives’ review and examination, I or they have assumed the genuineness of all signatures, the authenticity of all documents submitted to me or them as originals, and the conformity to original documents of all documents submitted to me or them as copies.

Based upon the foregoing, and subject to the reservations and exceptions set forth herein, I am of the opinion that:

1.           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.           The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

3.           Each Designated Subsidiary has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each Designated Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; the capital stock of each Designated Subsidiary owned by the Company, directly or through subsidiaries, is owned free from any liens or encumbrances; and, to the best of my knowledge, the capital stock of each other subsidiary owned by the Company, directly or through subsidiaries, is owned free from any liens or encumbrances.

4.           All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of Common Stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

5.           The Company has corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

6.           The Company’s entry into and performance of its obligations under the Purchase Agreement and its issuance and sale of the Securities has been approved by requisite corporate action.

7.           The execution, delivery and performance of the Purchase Agreement by the Company, and the issuance and sale of the Securities by the Company, will not result in a breach or violation of any of the terms and provisions of, or constitute a default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties that in my experience customarily applies to transactions of the type contemplated by the Purchase Agreement and the Securities, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the certificate of incorporation or bylaws of the Company or any such subsidiary, except, in the cases of clauses (i) and (ii) above, for any such breach, violation, default, Repayment Event or lien, charge or encumbrance upon any property or assets of the Company, that would not result in a Material Adverse Effect.

8.           No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Purchase Agreement in connection with the offering, issuance, sale or delivery of the Securities by the Company, except such as have already been obtained or such as may be required under state securities laws, and the Company has complied, in all material respects, with all terms and conditions contained in all such consents, approvals, authorizations and orders as have been obtained.

9.           The Securities have been duly authorized by the Company and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and nonassessable, and no holder of the Securities is or will be subject to personal liability in respect of liabilities of the Company solely by reason of being a holder of Securities.

10.           The issuance of the Securities is not subject to the preemptive rights of any securityholder of the Company.

11.           The Registration Statement is effective under the 1933 Act, and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under Section 8(d) of the 1933 Act and no proceedings for that purpose have been instituted by the Commission or are pending or threatened by the Commission.  The FWP has been filed in the manner and within the time period required by Rule 433(d) under the 1933 Act, and the Pricing Prospectus and the Prospectus have been filed in the manner and within the time period required by Rule 424(b) under the 1933 Act.

12.           The documents incorporated by reference in the Prospectus (other than the financial statements, including the notes thereto, the financial schedules and the other financial data included or incorporated by reference therein and with respect to the Statement of Eligibility on Form T-1 filed as Exhibit 25.01 to the Registration Statement, as to which I express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

13.           The form of certificate used to evidence the Securities complies in all material respects with all applicable statutory requirements, with any applicable requirements of the certificate of incorporation and bylaws of the Company and with the requirements of the New York Stock Exchange.

14.           Except as disclosed in the Prospectus, there is not pending or, to the best of my knowledge, threatened, action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

I am not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus and make no representations that I have independently verified the accuracy, completeness or fairness of such statements, except insofar as such statements refer specifically to me.  However, based on my or my representatives’ examination of the Registration Statement, the Disclosure Package and the Prospectus, on my general familiarity with the affairs of the Company and on my or my representatives’ participation in conferences with officials and other representatives of, and other counsel for, the Company, with PricewaterhouseCoopers LLP, the independent accountants of the Company, and with your representatives and your counsel, I do not believe that (a) the Registration Statement, on the date of the effectiveness of the Registration Statement as provided in Rule 430B(f)(2) under the 1933 Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date contained, or as of the date hereof contains, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing statement is subject to the qualification that that I am not expressing opinion or belief on the financial statements, including the notes thereto, the financial schedules and the other financial data included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus or with respect to the Statement of Eligibility on Form T-1 filed as Exhibit 25.01 to the Registration Statement.

I am a member of the Bar of the District of Columbia, and I express no opinion herein as to any laws other than the laws of the District of Columbia, the General Corporation Law of the State of Delaware, the federal laws of the United States and, with respect to the opinions set forth in paragraph 3, the Virginia Stock Corporation Act, the Maryland General Corporation Law and the New Jersey Business Corporation Act.

The opinions contained herein are rendered solely for your benefit and may not be relied on by any other person, except that I hereby authorize Dewey & LeBoeuf LLP, in connection with rendering its opinion to you on the date hereof relating to the offer and sale of the Securities, to rely on this opinion with respect to matters governed by the laws of the District of Columbia, the State of Delaware (except such matters that relate expressly to the Company, are governed by the Delaware General Corporation Law and are expressly addressed therein), the Virginia Stock Corporation Act, the Maryland General Corporation Law and the New Jersey Business Corporation Act. The opinions expressed in this letter are limited to the matters set forth herein, and no opinion should be inferred beyond those opinions expressly stated.  I assume no obligation to advise you of any facts that come to my attention, or any changes in law, subsequent to the date hereof.

                Very truly yours,

                Kirk J. Emge

Exhibit B

Form of Opinion of Covington & Burling LLP

[LETTERHEAD OF COVINGTON & BURLING]

November 12, 2008

 Morgan Stanley & Co. Incorporated
 1585 Broadway
 New York, New York 10036

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

As Representatives of the Several Underwriters

Ladies and Gentlemen:

We have acted as special counsel to Pepco Holdings, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of 14,000,000 shares (the “Securities”) of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Purchase Agreement, dated November 5, 2008 (the “Purchase Agreement”), among the Company and the Underwriters (as defined in the Purchase Agreement).  This opinion is being delivered to you in accordance with Section 5(a)(ii) of the Purchase Agreement.  Unless otherwise defined herein, capitalized terms used herein have the respective meanings provided in the Purchase Agreement.

We have reviewed:

(i)           the Purchase Agreement;

(ii)           the Registration Statement on Form S-3, Registration No. 333-145691, filed with the Securities and Exchange Commission (the “Commission”) on August 24, 2007 (the “Registration Statement”), registering, inter alia, the Securities for sale under the Securities Act of 1933, as amended (the “1933 Act”);

(iii)           the preliminary prospectus, consisting of the prospectus, dated August 24, 2007 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement, dated

November 5, 2008, with respect to the offer and sale of the Securities, filed with the Commission on November 5, 2008, pursuant to Rule 424(b) under the 1933 Act (the “Pricing Prospectus”);

(iv)           the issuer free writing prospectus, dated November 5, 2008, filed with the Commission on November 5, 2008, pursuant to Rule 433(d) under the 1933 Act (the “FWP”);

(v)           the information with respect to the price per share to be paid by the Underwriters for the Initial Securities and the Option Securities pursuant to the Purchase Agreement (such information, together with the FWP and the Pricing Prospectus, the “Disclosure Package”);

(vi)           the final prospectus, consisting of the Base Prospectus, as supplemented by a final prospectus supplement, dated November 5, 2008, with respect to the offer and sale of the Securities, filed with the Commission on November 6, 2008, pursuant to Rule 424(b) under the 1933 Act (the “Prospectus”); and

(vii)           a copy of Certificate of Stock No. [  ] representing the Securities.

We also have reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of rendering this opinion.

We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.  We have assumed further that (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the Company has all legal right, power and authority and has obtained all authorizations and approvals of governmental authorities necessary (A) to issue and sell the Securities and (B) to execute, deliver and perform its obligations under the Purchase Agreement, and (iii) the Securities will constitute valid securities within the meaning of Section 8-110(a)(1) of the Delaware Uniform Commercial Code.

We have made no investigation for the purpose of verifying the assumptions set forth herein.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and on information regarding the Company contained in the Registration Statement and the Prospectus.

As used in this opinion, all references to the “Registration Statement,” the “Pricing Prospectus” and the “Prospectus” include all material incorporated by reference therein, to the extent not modified or superseded by statements and other information in the Registration Statement, Pricing Prospectus or Prospectus or in later filed material so incorporated.  In addition, the qualification in paragraph 3 of this letter “to the best of our knowledge” means the actual knowledge, but not constructive or imputed knowledge, of the attorneys in our firm who have given substantive attention to the transaction that is the subject of this opinion, without any representation or implication that any inquiry has been made with respect to such statements.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

1.           The Purchase Agreement has been duly authorized, executed and delivered by the Company.

2.           The Securities have been duly authorized by the Company and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and nonassessable, and no holder of the Securities is or will be subject to personal liability in respect of liabilities of the Company solely by reason of being a holder of Securities.

3.           The Registration Statement is effective under the 1933 Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.  The FWP has been filed in the manner and within the time period required by Rule 433(d) under the 1933 Act, and the Pricing Prospectus and the Prospectus have each been filed in the manner and within the time period required by Rule 424(b) under the 1933 Act.

4.           The Registration Statement, on the date of the effectiveness of the Registration Statement as provided in Rule 430B(f)(2) under the 1933 Act, and the Prospectus, as of the date thereof (excluding the documents incorporated in the Registration Statement or the Prospectus by reference and other than the financial statements, including the notes thereto, the financial schedules and the other financial and statistical data included therein and with respect to the Statement of Eligibility on Form T-1 filed as Exhibit 25.01 to the Registration Statement, as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder.

5.           The information in the Prospectus under “Description of Common Stock,” and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of the Company’s certificate of incorporation and bylaws or legal conclusions, has been reviewed by us and is accurate in all material respects.

6.           The Company is not, and upon the issuance and sale of the Securities as contemplated by the Prospectus and the application of the net proceeds therefrom as described in the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

In addition, as special counsel to the Company, we reviewed the Registration Statement, the Disclosure Package and the Prospectus and participated in discussions with your representatives and those of the Company, your counsel and the Company’s accountants.  On the basis of the information which was reviewed by us in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law and the experience we have gained through our practice under the Federal securities laws, we confirm to you that nothing came to our attention in the course of such review which has caused us to believe that (a) the Registration Statement, on the date of the effectiveness of the

Registration Statement as provided in Rule 430B(f)(2) under the 1933 Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Disclosure Package, as of the Applicable Time (as specified in the Purchase Agreement), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date, contained, or as of the date hereof contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, except as specified in paragraph 5 above.  Also, we do not express any opinion or belief as to the financial statements, including the notes thereto, the financial schedules and the other financial and statistical data included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus or with respect to the Statement of Eligibility on Form T-1 filed as Exhibit 25.01 to the Registration Statement.

We are members of the bar of the District of Columbia and the State of New York.  We do not express any opinion herein on any laws other than the laws of the State of New York, the Delaware General Corporation Law and, to the extent expressly referred to herein, the Federal laws of the United States.

This letter is solely for your benefit and may not be disclosed to or relied upon by any other person without our written consent.

 Very truly yours,

Exhibit C

Form of Lock-Up Agreement

PEPCO HOLDINGS, INC.
Lock-Up Agreement

November 12, 2008

Morgan Stanley & Co. Incorporated
1585 Broadway
 New York, New York 10036

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

As Representatives of the Several Underwriters

Ladies and Gentlemen:

The undersigned understands that Pepco Holdings, Inc., a Delaware corporation (the “Company”), has entered into a Purchase Agreement, dated November 5, 2008, (the “Purchase Agreement”) with yourselves and the other individuals named therein (collectively with yourselves, the “Underwriters”), for which your are acting as representatives (the “Representatives”), providing for an offering of shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”) of the Company.

In consideration of the agreement by the Underwriters to purchase the Shares from the Company, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date that is 90 days after the date of the Purchase Agreement, the undersigned will not, without the prior written consent of the Representatives on behalf of the Underwriters, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the meaning of rules and regulations of the Securities and Exchange Commission (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging

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or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

Notwithstanding the foregoing, the restrictions contained in this letter shall not apply to (i) transfers of shares of Common Stock or options to purchase the Common Stock made as a bona fide gift or gifts, provided that (A) the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, or (B) such gift is a charitable donation to a tax exempt organization in an amount of 5% or less of the Common Stock owned at the date hereof by the undersigned, (ii) transfers of shares of Common Stock or options to purchase the Common Stock made to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein and provided further that any such transfer shall not involve a disposition for value or (iii) sales under 10b-5(1) plans established prior to the date hereof.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

If for any reason the Purchase Agreement shall be terminated prior to the Closing Time (as defined in the Purchase Agreement), this Lock-Up Agreement shall terminate automatically.

            Very truly yours,

            _________________________
            Name:
            Title:

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